SF PARTNERSHIP LLP
                                                Chartered Accountants



                                                September 7, 2006


Mr. Yoel Goldfeder Esq.
Sichenzia Ross Friedman Fevence LLP
1065 Avenue of the Americas 21st floor
New York, New York
10018

ATTENTION: MR. YOEL GOLDFEDER ESQ.

                          INDEPENDENT AUDITORS CONSENT

We consent to the incorporation of Sorell, Inc. financial statements for the years ended December 31, 2004 and December 31, 2005 and our auditors report dated April 10,2006, by reference in the Registration Statement of Sorell, Inc. on the Form SB-2 relating to the registration of 9,420,000 common shares.



                              Yours very truly,

                               /s/ SF Partnership LLP

                              SF Partnership, LLP







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